Exhibit 10.4

AMENDED AND RESTATED

RESTRICTED STOCK AWARD AGREEMENT

This AMENDED AND RESTATED RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made this 29th day of September, 2011 effective as of the 26th day of May, 2011 (the “Award Date”) between Ken Smith (the “Recipient”) and Alico, Inc., (the “Company”). This Amended and Restated Restricted Stock Award Agreement amends, restates and clarifies the Restricted Stock Award Agreement between the Company and the Recipient dated May 26, 2011.

BACKGROUND

The Board of Directors of the Company has adopted the Alico, Inc., 2011 Long-Term Incentive Program (the “Program”) as part of the Alico, Inc. 2008 Incentive Equity Plan (the “Plan”). The Compensation Committee and the Board of Directors of the Company have approved the contingent award of 30,966 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”), subject to and in accordance with the terms of this Agreement.

Accordingly, the parties agree as follows:

1. Contingent Award of Restricted Stock. Subject to the terms and conditions of this Agreement (including satisfaction of the performance criteria and vesting periods described herein), the Company hereby makes a contingent award of the Shares to the Recipient. The Shares shall be issued from Common Stock reserved for issuance pursuant to the Program and the Plan as an issuance of Restricted Stock (as defined in the Plan) under Article VIII of the Plan.

2. Performance Criteria. Except in the event of a Change in Control (as defined below), Shares shall not be awarded to the Recipient unless the “Performance Criteria” or “Partial Performance” are achieved during the five (5) year period following the Award Date (the “Performance Period”). The Performance Criteria shall be deemed to have been achieved if, at any time during the Performance Period, the average of the closing prices of the Common Stock over the most recent 20 consecutive trading day period (the “20 Day Average Closing Price”) exceeds (i) $50.40 (representing 200% of the 20 Day Average Closing Price determined as of the Award Date (the “Base Stock Price”)) at any time during the three year period commencing on the Award Date, or (ii) $53.93 (representing 214% of the Base Stock Price) at any time during the one year period commencing on the third anniversary of the Award Date and ending on the fourth anniversary of the Award Date, or (iii) $57.46 (representing 228% of the Base Stock Price) at any time during the one year period commencing on the fourth anniversary of the Award Date and ending on the fifth anniversary of the Award Date (in each case, the “Target Average Stock Price”). If the 20 Day Average Closing Price equals or exceeds 100% of the applicable Target Average Stock Price on any day during the Performance Period, Recipient will be awarded, subject to vesting in accordance with Section 4 hereof, 100% of the Shares. If the Performance Criteria are not achieved during the Performance Period but at any time during the Performance Period, the 20 Day Average Closing Price exceeded 90% of the applicable Target

Average Stock Price, then fifty percent (50%) of the Shares shall be awarded, subject to vesting, at the end of the Performance Period (“Partial Performance”).

3. Adjustment for Dividends. The Target Average Stock Price shall be reduced, on a dollar for dollar basis, by the per share amount equal to the aggregate amount of all cash dividends paid, and by the fair market value of all property distributed, if any, to the Company’s shareholders during the Performance Period.

4. Vesting of Shares. Subject to Section 2 hereof, the Shares shall vest and shall be issued and delivered to Recipient by the Company as follows:

a. Fifty Percent (50%) of the Shares shall immediately vest on achievement of 100% of the Performance Criteria (the “Achievement Date”), provided the Recipient remains employed by the Company in an executive position through such date, and such Shares shall be promptly issued and delivered by the Company to Recipient. In the case of Partial Performance, Twenty-Five Percent (25%) of the Shares shall vest on the last day of the Performance Period (which shall be deemed the “Partial Performance Achievement Date” in the case of Partial Performance) and such Shares shall be promptly issued and delivered by the Company to the Participant, provided the Participant remains employed by the Company in an executive position through such date.

b. Twenty-Five Percent (25%) of the Shares shall vest on the first anniversary of the Achievement Date (in the case of achievement of 100% of the Performance Criteria), provided the Recipient remains employed by the Company in an executive position through such date. In the case of Partial Performance, Twelve and One-Half Percent (12.5%) of the Shares shall vest on the first anniversary of the Partial Performance Achievement Date, provided the Participant remains employed by the Company in an executive position through such date.

c. Twenty-Five Percent (25%) of the Shares shall vest on the second anniversary of the Achievement Date, provided the Participant remains employed by the Company in an executive position through such date. In the case of Partial Performance, Twelve and One-Half Percent (12.5%) of the Shares shall vest on the second anniversary of the Partial Performance Achievement Date, provided the Participant remains employed by the Company in an executive position through such date.

d. No rights of stock ownership, including voting and receiving dividends, will be exercisable, accrue or be payable to the Recipient until the Shares become vested in accordance with this Section 4.

e. Notwithstanding anything to the contrary herein, 100% of the Shares shall be awarded and shall become fully vested upon a “Change of Control” provided the Recipient remains employed by the Company immediately prior to the Change of Control. For the purposes of this Agreement, “Change of Control” shall mean the occurrence of any of the following events:

(i) Any time at which individuals who, as of the date hereof, constitute the board of directors (the “Incumbent Board”) cease for any reason to constitute at

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least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board;

(ii) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (a) the then-outstanding shares of Stock (the “Outstanding Company Shares”) or (b) the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) of the Company (the “Outstanding Company Voting Securities”); provided that, for purposes of this definition, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; and (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates;

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”), unless immediately following such Reorganization or Sale, all of the individuals and entities that were the beneficial owners of the Outstanding Company Shares immediately prior to such Reorganization or Sale beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization or Sale, including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries; or

(iv) a liquidation of the Company by vote of the shareholders of the Company.

The Incumbent Board retains the sole discretion to determine whether to accelerate vesting of awarded but unvested shares in circumstances other than a Change of Control as defined in this Section 4 e.

f. Vested Shares shall be distributed to Recipient in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. As such, distributions made pursuant to this Agreement shall be made within 60 days of the date such Shares vest in accordance with this Section 4.

5. Investment Representations. The Recipient represents that the Shares are being acquired for investment and that Recipient has no present intention to transfer, sell or otherwise dispose of the Shares, except in compliance with applicable securities laws, and the parties agree that the Shares are being acquired in accordance with and subject to the terms, provisions and

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conditions of this Agreement. These agreements shall bind and inure to the benefit of the parties’ respective heirs, legal representatives, successors and assigns.

6. Withholding. The Company shall be required to withhold the amount of taxes required to satisfy any applicable federal, state and local tax withholding obligations arising from the lapse of restrictions on Shares. The Recipient may elect to satisfy any such tax obligation in cash or by authorizing the Company to withhold from the Shares which have fully vested, the number of whole shares of Common Stock required to satisfy such tax obligation, the number to be determined by the fair market value of the Shares on the vesting Date for such Shares. If Recipient elects to withhold shares of Common Stock to satisfy any such tax obligation, Recipient shall be paid in cash any amount which remains after the application of whole shares by reason of the tax being less than the value of a whole share surrendered. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Recipient hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law prior to the transfer of any certificates for the Shares.

7. Anti-Dilution Protections. The Company hereby confirms that (i) in the event the outstanding shares of Common Stock of the Company shall be changed into an increased number of shares, through a stock dividend or a split-up of shares, or into a decreased number of shares, through a combination of or recapitalization of shares, then immediately after the record date for such change, the number of Shares then subject to this Agreement shall be proportionately increased, in case of such stock dividend or split-up of shares, or proportionately decreased, in case of such combination of shares; and (ii) in the event that, as result of a reorganization, sale, merger, consolidation or similar occurrence, there shall be any other change in the shares of Common Stock of the Company, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then equitable adjustments to the Shares then subject to this Agreement (including, but not limited to, changes in the number or kind of shares then subject to this Agreement) shall be made.

8. Company Power of Attorney. The Recipient understands that the Company will, and Recipient hereby authorizes the Company to, issue such instructions to the its transfer agent as the Company may deem necessary or proper to comply with the intent and purposes of this Agreement. This paragraph shall be deemed to constitute a stock power exercisable by the Company in its discretion in furtherance of the purposes of this Agreement.

9. General Provisions.

(a) Employment; Rights as Shareholder. This Agreement shall not confer on Recipient any right with respect to continuance of employment by the Company, nor will it interfere in any way with the right of the Company to terminate such employment.

(b) Securities Law Compliance. Recipient acknowledges and agrees that all Shares shall be held, until such time that such Shares are freely tradable under applicable state and federal securities laws, for Recipient’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such Shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

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(c) Acknowledgements by Recipient. Recipient acknowledges that the Company has urged Recipient to consult with Recipient’s own tax or other advisors prior to entering into this Agreement, and Recipient has had an adequate opportunity to do so. Recipient further acknowledges that, in determining whether to accept the grant of the Shares pursuant to this Agreement, Recipient has relied exclusively on the advice of his or her own tax and other advisors relating to the federal, state, and local tax consequences to Recipient of accepting the Shares pursuant to this Agreement. If the Recipient elects to include the value of the Shares in income in the year of the grant pursuant to Section 83(b) of the Internal Revenue Code of 1986 as amended, the employee shall provide a copy of such election to the Company at the same time it is filed with the Internal Revenue Service.

(d) Withholding Taxes. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it as from the grant of the Shares to Recipient under this Agreement and to permit the Company to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal or state payroll, income or other taxes are withheld from any amounts payable by the Company to Recipient.

(e) Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

(f) Supersedes Previous Agreements. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements (written or oral) and writings between the Company and Recipient with respect to the subject matter hereof. All such other negotiations, commitments, agreements and writings will have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing will have no further rights or obligations thereunder. The Company and the Participant agree that the Shares are granted under and governed by the terms and conditions of the Plan, which is attached to and made a part of this Agreement.

(g) Governing Law. All matters affecting this Agreement, including the validity thereof, are to be governed by, interpreted and construed in accordance with the laws of the State of Florida, without reference to principles of choice or conflict of law thereunder.

(h) Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery, by telecopy (with confirmation of transmission) or by certified mail, return receipt requested. If addressed to Recipient, the notice shall be delivered or mailed to Recipient at the address specified under Recipient’s signature hereto, or if addressed to the Company, the notice shall be delivered or mailed to the Company at its executive offices to the attention of its Chief Executive Officer. A notice shall be deemed given, if by personal delivery or by telecopy, on the date of such delivery or, if by certified mail, on the date shown on the applicable return receipt.

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(i) Headings. The headings of Sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

(j) Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and the heirs and personal representatives of the Recipient.

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IN WITNESS WHEREOF, the parties have signed this Agreement as the date first written above.

THE COMPANY:

Alico, Inc.

By:	/s/ JD Alexander
Name:	JD Alexander
Title:	Chief Executive Officer and President

RECIPIENT:

/s/ Ken Smith
Name:	Ken Smith
Title:	COO

Notice Address
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